UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2019

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02      Results of Operations and Financial Condition.

On January 30, 2019, Ameriprise Financial, Inc. (the “Company,” “we,” or “our”) issued a press release announcing its financial results for the fourth quarter of 2018.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith. In addition, the Company furnishes herewith, as Exhibit 99.2, its Statistical Supplement for the quarterly period ended December 31, 2018.

We follow accounting principles generally accepted in the United States (“GAAP”). The press release furnished as Exhibit 99.1 and the financial information furnished as Exhibit 99.2 include information on both a GAAP and non-GAAP adjusted basis. Certain non-GAAP performance measures in these exhibits exclude the impact of consolidating certain investment entities (“CIEs”), as well as certain integration/restructuring charges, market impact on variable annuity guaranteed benefits, market impact on indexed universal life benefits, market impact on fixed index annuity benefits, market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments, net realized investment gains (losses), income (loss) from discontinued operations, the impact of our annual review of insurance and annuity valuation assumptions and model changes ("unlocking"), mean reversion market related impacts and the impact of the Tax Cuts and Jobs Act. Management believes that the presentation of these non-GAAP financial measures better reflects the underlying performance of our 2018 and 2017 core operations and facilitates a more meaningful trend analysis. Exhibits 99.1 and 99.2 also contain certain non-GAAP debt, capital and shareholders’ equity measures, along with financial ratios incorporating such measures that exclude amounts related to items such as the following: accumulated other comprehensive income (“AOCI”), fair value of hedges, unamortized discount, debt issuance costs, capital lease obligations and the impact of consolidating the assets and liabilities of certain CIEs.  Management believes that these non-GAAP debt, capital and shareholders’ equity measures, and the corresponding ratios, better represent our capital structure.  Management uses certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters.

Our non-GAAP financial measures included in Exhibits 99.1 and 99.2, which our management views as important indicators of financial performance, include the following: adjusted operating earnings; adjusted operating earnings per diluted share; adjusted operating effective tax rate; adjusted operating expenses; adjusted operating general and administrative expense; adjusted operating return on equity excluding AOCI; adjusted operating total net revenues; basic adjusted operating earnings per share; net adjusted operating earnings; net adjusted operating revenues; net pretax adjusted operating margin; pretax adjusted operating earnings; pretax adjusted operating margin; return on equity excluding AOCI; total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, capital lease obligations and equity of CIEs; total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and capital lease obligations; total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, capital lease obligations and equity of CIEs; total equity excluding AOCI; total equity excluding CIEs; total equity excluding CIEs and AOCI; and various financial measures that exclude the impact of unlocking, mean reversion market related items and the Tax Cuts and Jobs Act.

Item 9.01      Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 30, 2019 announcing financial results for the fourth quarter of 2018

Exhibit 99.2	Statistical Supplement for the quarterly period ended December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: January 30, 2019	By	/s/ Walter S. Berman
Walter S. Berman
Executive Vice President and
Chief Financial Officer